Exhibit 21

                                  Subsidiaries of ConAgra



     ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 26, 1996:

                                                             Jurisdiction of
Subsidiary                                                   Incorporation

Atwood-Kellogg Company                                            Minnesota

Chun-King, Inc.                                                   Delaware

ConAgra Brands, Inc.                                              Nebraska

ConAgra Capital L.C. (indirectly controlled)                      Iowa

ConAgra Fertilizer Company (owns 100% of the voting
securities of one domestic corporation engaged in the
retail fertilizer business)                                       Nebraska

ConAgra Foreign Sales Corporation, Inc.                           Guam

ConAgra International Fertilizer Company                          Delaware

ConAgra International, Inc. (owns 100% of the
voting securities of 53 foreign and one domestic
corporation, 90.9% of three foreign corporations and
30% of one foreign corporation, all engaged principally
in the worldwide commodities trading business and the
processing of beef, wool and malt)                               Delaware

ConAgra International (Far East) Limited (owns 100% of the
voting securities of three foreign corporations engaged
principally in the worldwide commodities trading business)       Hong Kong

ConAgra International, S.A.                                      Spain

ConAgra Pet Products Company                                     Delaware

ConAgra Poultry Company                                          Delaware

ConAgra Refrigerated Foods Companies                             Delaware

Country General, Inc.                                            Delaware

Country Skillet Catfish Company                                  Delaware

CTC North America, Inc.                                          Delaware

Golden Valley Microwave Foods, Inc. (owns 100% of
the voting securities of two foreign corporations
engaged in the development and marketing of foods
for preparation in microwave ovens)                              Minnesota

Hunt-Wesson, Inc. (owns 100% of the voting securities
of 22 domestic and two foreign corporations, 70% of one
foreign corporation and 50% of two foreign corporations,
all engaged principally in the production and marketing
of retail, foodservice and industrial food products)             Delaware

Klein-Berger Company                                             California

Knott's Berry Farm Foods, Inc.                                   California

Kurt A. Becher GmbH & Company KG                                 Germany

Lamb-Weston, Inc. (owns 100% of the voting securities
of three foreign and two domestic corporations, all
engaged in the potato products business)                         Delaware

Meridian Seafood Products, Inc.                                  Delaware

Miller Bros. Company, Inc.                                       Utah

Molinos de Puerto Rico, Inc.                                     Nebraska

Monfort, Inc. (owns 100% of the voting securities
of nine domestic and one foreign corporation, all
engaged principally in the livestock feeding and
processing business)                                             Delaware

Prairie Bean Company                                             California

Superior Barge Lines, Inc. (80% owned)                           Delaware

To-Ricos, Inc.                                                   Nebraska

United Agri Products, Inc. (owns 100% of the
voting securities of 34 domestic and one foreign
corporation, all engaged principally in the
agricultural chemicals business)                                 Delaware

United Milling Systems AIS                                       Denmark

     The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.


     ConAgra and its subsidiaries account for the following investments using the equity method of accounting:

Saprogal (100% owned)                                           Spain
Sapropor (99.9% owned)                                          Portugal
Barrett Burston Malting Co. Pty. Ltd. (50% owned)               Australia
Malt Real Property Pty. Ltd. (50% owned)                        Australia
ConAgra 29 B.V. (50% owned)                                     Netherlands
Canada Malting Company Limited (50% owned)                      Canada
Ulgrave Limited (50% owned)                                     United Kingdom
CAG 28, Inc. (50% owned)                                        United States